UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):                April 15, 2011

IMH Financial Corporation
 __________________________________________
 (Exact name of registrant as specified in its charter)

Delaware	000-52611	81-0624254
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4900 N. Scottsdale Rd., Suite 5000 Scottsdale, Arizona		85251
(Address) (Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:                     (480) 840-8400

N/A
 ______________________________________________
 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Bylaws.

The board of directors of IMH Financial Corporation adopted amended and restated bylaws effective April l5, 2011.  The amended and restated bylaws reduce the number of authorized directors to between two and seven (from between seven and fifteen), eliminate the quorum requirement that a quorum constitute no less than one third of the total number of authorized directors, as a result of which a majority of directors in office will constitute a quorum, and modify language relating to the interaction of the bylaws with the terms of any future certificate of designation relating to any series of preferred stock.  This summary of the amended and restated bylaws is qualified in its entirety by reference to the amended and restated bylaws which are attached hereto as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 21, 2011	IMH FINANCIAL CORPORATION

	By:	/s/ William Meris

William Meris
President